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                                                                    EXHIBIT 99.j

                [Letterhead of McCurdy & Associates CPA's, Inc.]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS nu

As independent public accountants, we hereby consent to the use of our report dated January 10, 2002 and to all references to our firm included in or made part of this Post-Effective Amendment No. 3 to The Prairie Fund's Registration Statement of Form N-1A (File No. 811-09931), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Auditors" in the Statement of Additional Information.

/s/  McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 25, 2002